[GRAPHIC OMITTED]

                                       THE
                                  MED o DESIGN
                                   CORPORATION


                               2810 Bunsen Avenue
                            Ventura, California 93003



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          -----------------------------


To the Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Med-Design Corporation (the "Company") will be held at The Union League, Broad and Sansom Streets, Philadelphia, Pennsylvania, on Tuesday, December 15, 1998, at 9:00 a.m. local time, for the following purposes:

         1. To elect eight directors of the Company to serve for the following year, or until their successors have been elected and qualified.

         2. To act upon a proposal to ratify the appointment of Pricewaterhouse Coopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1998.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         A proxy, if properly executed and received in time for the voting, will be voted in the manner directed therein. If no direction is made, such proxy will be voted FOR all proposals therein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed October 27, 1998, as the record date for determining stockholders entitled to notice of the Annual Meeting and to vote at such adjournments thereof. Only stockholders of record as of the close of business on October 27, 1998, are entitled to notice of, and to vote at, such meeting or any adjournments thereof.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all your shares eligible to be voted at the Annual Meeting.

                                              By Order of the Board of Directors



                                          Joseph N.  Bongiovanni, III, Secretary

Dated: November 6, 1998


         PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                       THE
                                  MED o DESIGN
                                   CORPORATION

                                [GRAPHIC OMITTED]


                               2810 Bunsen Avenue
                            Ventura, California 93003


                             ----------------------

                                 PROXY STATEMENT
                             ----------------------

                                     GENERAL

The enclosed proxy is solicited pursuant to this Proxy Statement to be mailed on or about November 6, 1998 by the Board of Directors of The Med-Design Corporation, a Delaware corporation [for use at the Annual Meeting of Stockholders (the "Annual Meeting")] to be held at the time and place shown in the attached Notice of Annual Meeting of Stockholders and at any adjournment or adjournments thereof. The Company's telephone number is (805) 339-0375.

         INFORMATION CONCERNING VOTING AND PROXIES

Proxies

         Shares represented by proxies, if properly signed, dated and received in time for the voting, will be voted at the Annual Meeting as specified, or, if not otherwise specified, FOR the election as directors of the nominees named herein and FOR each other proposal described in the attached Notice of Annual Meeting of Stockholders. Such proxies are revocable at anytime before they are exercised by written notice to the Secretary of the Company. Attendance at the Annual Meeting will not, without delivery of the written notice described in the immediately preceding sentence, constitute revocation of a proxy. Management is not aware at the date hereof of any matter to be presented at the Annual Meeting other than the election of directors and the other proposal described in the attached Notice of Annual Meeting of Stockholders. If any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgement.

         The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by directors, officers and regular employees of the Company without additional compensation. In addition, banks, brokers, and other nominees will be reimbursed for their customary expenses incurred in connection with the forwarding of such materials. The Company may employ an outside firm to assist in the solicitation of proxies and the cost, if any, for such services will be paid by the Company. Proxies may be solicited by personal interview, mail, telephone or facsimile transmission.

Record Date

         The record date for determining the holders of the common stock, $.01 par value per share, of the Company ("Common Stock"), the only class of capital stock of the Company that is issued and outstanding, who are entitled to notice of, and to vote at, the Annual Meeting is October 27, 1998.

Voting Securities

         As of the close of business on October 27, 1998, there were 7,951,570 shares of Common Stock outstanding, each of which will entitle its holder to one vote at the Annual Meeting. There is no cumulative voting.

ITEM 1 - ELECTION OF DIRECTORS

         At December 31, 1997, the Board of Directors consisted of seven persons, James M. Donegan, John A. Botich, Joseph N. Bongiovanni, III, Gilbert
M. White, John F. Kelley, William A. Jolly and John S. Marr. The Board of Directors appointed two additional directors, Pasquale L. Vallone and Vincent J. Papa, in August 1998, in accordance with the agreement respecting the issuance of the Company's convertible debentures in June-July, 1998. Dr. John S. Marr resigned as a director of the Company in October, 1998. The nominating committee, which has the task of nominating members for the Board, has nominated Messrs. Donegan, Botich, Bongiovanni, White, Kelley, Jolly, Vallone and Papa. The Stockholders are being asked to elect eight directors, who will comprise the Board of Directors of the Company, to serve for the ensuing year and until their successors are duly elected and qualified. All of the nominees are currently directors of the Company. If elected, each nominee will serve until the next annual meeting of stockholders of the Company or until his successor is elected and qualified.

         The persons named in the proxy intend to vote, unless otherwise instructed, FOR the election as director of each nominee. Each nominee has expressed his willingness to serve as a director if elected and the Company knows of no reason why any nominee would be unable to serve. If any nominee is not available for election at the time of the Annual Meeting, however, the proxy holders may vote for any other person in their discretion or may refrain from electing or voting to elect anyone to fill the position. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of October 27, 1998, certain information with respect to the beneficial ownership of Common Stock by each person known to the Company to own beneficially five percent or more of the outstanding Common Stock (the only class outstanding), by each director, and by all officers and directors as a group.

                                                           Number of Shares               Percent of Class
                 Name and Address (1)                   Beneficially Owned (2)           Beneficially Owned
                 --------------------                   ----------------------           ------------------
James M. Donegan .................................         1,264,115(3)                        15.89%
Thor R. Halseth ..................................           422,146(4)                         5.30%
Michael J. Botich ................................           350,992(4)                         4.41%
John A. Botich ...................................           265,380(5)                         3.33%
Joseph N. Bongiovanni, III .......................            17,000(6)                           *
Gilbert M. White .................................           183,400(7)                         2.35%
John F. Kelley ...................................           453,750(8)                         5.41%
William A. Jolly .................................            13,000(9)                           *

                                                           Number of Shares               Percent of Class
                 Name and Address (1)                   Beneficially Owned (2)           Beneficially Owned
                 --------------------                   ----------------------           ------------------
Pasquale L. Vallone ..............................           91,026                              *

Vincent J. Papa ..................................             -0-

Hathaway & Associates, Ltd. ......................           477,000(10)                        6.00%
All Directors and Officers as a Group (13 persons)         3,105,989(11)                       36.45%

--------------------
*Less than one percent (1%)

(1) Unless otherwise indicated, the address of each named holder is c/o The Med-Design Corporation, 2810 Bunsen Avenue, Ventura, California 93003.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting on investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within sixty
         (60) days of October 27, 1998, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the person named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3) Includes 1,600 shares of Common Stock held by Mr. Donegan as custodian for Derek Donegan, his son, under Pennsylvania Uniform Gifts to Minor Act and options to purchase 5,000 shares of Common Stock pursuant to the Company's Non-Qualified Stock Option Plan ("Option Plan").

(4) Includes options to purchase 6,400 shares of Common Stock granted pursuant to the Company's Option Plan.

(5) Includes 5,446 shares of Common Stock owned by Mr. Botich's spouse, Nina Dominguez and Jacqueline Treguboff as joint tenants and options to purchase 9,400 shares of Common Stock granted pursuant to the Option Plan.

(6) Includes Options to purchase 7,000 shares of Common Stock granted pursuant to the Company's Option Plan.

(7) Includes 1,400 shares of Common Stock held by Mr. White's spouse, options to purchase 8,400 shares of Common Stock granted pursuant to the Option Plan and warrants to purchase 50,000 shares of Common Stock.

(8) Includes options to purchase 48,000 shares of Common Stock pursuant to the Company's Option Plan, warrants to purchase 300,000 shares of the Company's Common Stock granted by the Company and $100,000 in convertible debenture bonds with the rights to convert to 80,000 shares of common stock.

(9) Includes warrants to purchase 5,000 shares of Common Stock owned by Mr. Jolly and the option to purchase 4,000 shares of Common Stock pursuant to the Company's Option Plan.

(10) Based on a Schedule 13G filed with the Securities and Exchange Commission on January 31, 1997 by Hathaway & Associates, Ltd., whose address is 119 Rowayton Avenue, Rowayton, CT 06853.

(11) Includes options, warrants and convertible notes to purchase 564,800 shares of Common Stock granted to directors and officers of the Company.

                        DIRECTORS AND EXECUTIVE OFFICERS

Identification and Business Experience

         The following table sets forth the names and certain information about each of the nominees for election as a director of the Company and the executive officers of the Company.


                                                                                                     Director/
Name                                        Age       Position(s)                                    Officer Since
----                                        ---       -----------                                    -------------
James M. Donegan (3)                        47        Chairman of the Board, Chief Executive         1994
                                                      Officer and President
John A. Botich (2)                          75        Director                                       1994
Lawrence D. Ellis                           47        Vice President, Chief Financial Officer        1996
Joseph N. Bongiovanni, III (3)              54        Vice President, Secretary and Director         1994
Gilbert M. White (1)(3)                     62        Director                                       1994
Michael J. Botich                           50        Senior Vice President, Research and            1994
                                                      Development
Thor R. Halseth                             45        Senior Vice President, Design                  1994
Donald M. Shea                              62        Vice President, Manufacturing and             1994
                                                      Automation Engineering
John F. Kelley (2)                          54        Director                                       1995
William A. Jolly (2)                        44        Director                                       1997
Pasquale L. Vallone (1)(2)                  70        Director                                       1998
Vincent J. Papa (1)(2)(3)                   48        Director                                       1998

----------------
(1) Member of the Audit Committee of the Board of Directors
(2) Member of the Compensation Committee of the Board of Directors
(3) Member of the Nominating Committee of the Board of Directors

         There are no family relationships among any of the Directors, executive officers and significant employees of the Company, other than John A. Botich and Michael J. Botich, who are father and son.

         Mr. Donegan is the Chairman of the Board of Directors of the Company and is the Chief Executive Officer and President of the Company. From 1991 to 1995, Mr. Donegan served as the marketing executive for the Structured Investment Division of Chase Manhattan Bank and most recently as the Managing Director of Chase Futures Management, Inc.

         Mr. Botich is a director of the Company. From 1995 to 1997, Mr. Botich served as Executive Vice President and Chief Operating Officer of the Company. From 1990 to 1995, Mr. Botich served as the Chief Executive Officer of Med-Design, Inc., the predecessor of the Company.


         Mr. Ellis is the Company's Vice President, and Chief Financial Officer. From 1991 to 1995 Mr. Ellis served as Controller for Phonotics, Inc., a company engaged in the research and development and manufacturing of fiber optic test equipment. In addition to Controller and Treasurer experience, Mr. Ellis has six years of public accounting experience with Ernst & Young, LLP.

         Mr. Bongiovanni is a director and is a Vice President and the Secretary of the Company. Since 1978, Mr. Bongiovanni has been the senior partner of the law firm Bongiovanni & Berger.

         Mr. White is a director and was an Executive Vice President of the Company. Prior to joining the Company in 1995, Mr. White had been a Senior Vice President of Rollins Hudig Hall, a large international insurance firm, where he designed, marketed and serviced complex insurance programs for large national and international clients since 1984.

         Mr. Botich is the Senior Vice President, Research and Development of the Company, from 1990 to 1995, Mr. Botich was the Senior Vice President of MDI, where he assisted in developing, engineering and designing the Company's safety needle technology.

         Mr. Halseth is the Company's Senior Vice President, Design. From 1990 to 1995, Mr. Halseth served as President and Director of Design for MDI, where he assisted in developing, engineering and designing the Company's safety needle technology. In addition, Mr. Halseth was a Senior Product Designer for Designworks U.S.A. from 1984 to 1995, where he directed and implemented the design of new and innovative products from the concept phase through models, prototypes and final product configuration. In addition, he was the principal designer of various products for the automotive, electronics, computer, recreational and consumer products industries.

         Mr. Shea is the Vice President, Manufacturing and Automation Engineering of the Company. From October, 1992, to 1995, Mr. Shea was the owner of Cimarron Automation Services, a manufacturing consulting firm, where he provided consulting services to MDI and other companies for the planning of manufacturing processes and automated assembly systems.

         Mr. Kelley is a director of the Company. Since January, 1996, Mr. Kelley has been engaged in consulting services as an independent contractor. From 1988 to January, 1996, Mr. Kelley was employed by Chase Manhattan Bank where he served as the President and a director of Chase Manhattan Futures Corporation, the President of Chase Futures Management Inc., and the President of Chase Futures Advisors Inc.

         Mr. Jolly is a director of the Company. Since 1996, Mr. Jolly has served as a partner of Fine Equities, Inc., a New York Investment Bank. From 1994 to 1996, he served as Vice President Worldwide Consumer Products, Asia-Pacific Region, for Scott Worldwide, Inc., where he was responsible for consumer products operation in 16 countries with 2,000 employees. The Company has previously retained Fine Equities, Inc. for investment banking services and may do so in the future.

         Mr. Vallone is a director of the Company. Mr. Vallone is a consultant for U.S. Aviation Underwriters, Inc. Mr. Vallone served in the underwriting and technical areas at U.S. Aviation Underwriters for 50 years, until his retirement in June, 1997.

         Mr. Papa is a director of the Company. Mr. Papa is the Managing Director and General Counsel for P.M.G. Capital Corp., a wholly owned affiliate of the Pennsylvania Merchant Group, where he has been since 1995. Prior to joining P.M.G., Mr. Papa was counsel for the Metallgesellschaft Group. The Company has previously retained P.M.G. for investment banking services and may do so in the future.


         The Board of Directors recommends that stockholders vote FOR the election of Messrs. Donegan, Botich, Bongiovanni, White, Kelley, Jolly, Vallone and Papa.



Board Committees and Meetings

         The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The

Audit Committee has the authority and duty to recommend to the Board the auditors to be engaged as the Company's independent public accountants and to review the scope and results of the audit and other services provided by the Company's independent accountants and to take such other action as it deems appropriate to insure the appropriate safeguarding of the Company's assets and appropriate accounting of its assets and liabilities. The Compensation Committee has all powers of and the authority to exercise all duties of the Board in matters relating to executive compensation and administration of all stock option and other employee benefit plans of the Company, subject to the terms of such plans. The Nominating Committee has the authority and duty to nominate directors of the Company to fill vacancies and to nominate directors of the Company's various subsidiaries, with such nomination to be approved by the Board in each case.

         During the fiscal year ended December 31, 1997, eight meetings of the Board of Directors were held, at which all directors were present. The Audit Committee and the Compensation Committee each held one meeting during the fiscal year ended December 31, 1997. The Nominating Committee did not meet during the fiscal year ended December 31, 1997. Its functions, however, were performed by the Board as a whole. No Director who was a Director or member of a committee during 1997 attended fewer than 75% of the Board meetings or committee meetings held during fiscal year 1997.

ITEM 2 - APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected, subject to the stockholders' approval, Pricewaterhouse Coopers LLP, as independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1998. Pricewaterhouse Coopers LLP, was the Company's independent accountants for the fiscal year ended December 31, 1997. A representative of Pricewaterhouse Coopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to answer appropriate questions with respect to that firm's examination of the Company's financial statements and records for the fiscal year ended December 31, 1997.

Vote Required for Approval of Independent Accountant

         Under Delaware law, the affirmative vote of a majority of the votes cast by the holders of the Company's shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the appointment of Pricewaterhouse Coopers LLP as the Company's independent accountants. Under Delaware law abstentions are counted in determining the number of votes cast and, thus, will have the effect of a vote against the proposal. Under Delaware law, a broker non-vote will not be counted in determining the number of votes cast and, thus, will have no effect on the outcome of the vote.

         The Board of Directors recommends that stockholders vote FOR the approval of the appointment of Pricewaterhouse Coopers LLP as the Company's independent accountants.

                             EXECUTIVE COMPENSATION

Compensation Table

         The following table set forth information on the annual compensation of the Chief Executive Officer whose salary exceeded $100,000 for the fiscal year ended December 31, 1997 for service rendered in all capacities during the fiscal year ended December 31, 1997.

                           Summary Compensation Table

                                                                               Annual Compensation
                                                                               -------------------
Name and Principal Position                                                      Year     Salary
---------------------------                                                      ----     ------
James M.  Donegan                                                                1997     182,692
Chairman of the Board, Chief Executive Officer and President ...........         1996     169,615

Option Grants in Fiscal Year 1997

         The following table sets forth the option grants made during the fiscal year ended December 31, 1997 to the Company's executive officer whose cash compensation for the fiscal year ended December 31, 1997 exceeded $100,000:


                                                        Percentage of Total
                                                        Options Granted to
                                Options Granted            Employees in              Exercise Price
          Name                   (# of Shares)              Fiscal Year                 ($/Share)              Expiration Date
          ----                 -----------------        -------------------          --------------            ---------------
    James M. Donegan                25,000                      13%                       8.00                   2/14/07(1)

----------------
(1) Represents options granted by the Company to Mr. Donegan pursuant to the Option Plan. Pursuant to the Option Plan, twenty percent (20%) of the options vest and become exercisable each year on the anniversary date of the grant and upon vesting, such options will expire five years thereafter. On December 31, 1997, none of the options granted Mr. Donegan were exercisable, and based on the closing price of the Company's Common Stock on December 31, 1997, those options had no value.

Compensation of Directors

         The Independent Directors receive $500 per meeting attended and annually receive options to purchase 16,000 shares of Common Stock pursuant to the Plan as compensation for services on the Board of Directors and any committees thereof. No other directors receive cash or other compensation for services on the Board of Directors or any committee thereof. All directors are entitled to reimbursement for reasonable expenses incurred in the performance of their duties as Board members.

Employment Agreements

         On April 5, 1995, the Company entered into an employment agreement with James M. Donegan, as Chief Executive Officer and President, for an initial term of five years. The agreement provided for a base compensation of $160,000 for the first year and bonuses and additional compensation as may be determined by the Board of Directors in its sole discretion. The Board of Directors may also in its sole discretion increase such base compensation, bonuses and additional compensation in each subsequent year. The agreement may be terminated for cause and contains a non-competition provision extending for three years after termination of employment. For the fiscal year ending December 31, 1997, Mr. Donegan's base compensation has been increased to $185,000, and has not been increased in 1998.

On June 10, 1998, the Board approved an agreement with James M. Donegan whereby he agreed under certain terms and conditions to resign as President and Chief Executive Officer, waiving the terms of his employment agreement to enable the Company to search for and hire an operationally oriented executive to manage the Company on a day to day basis, if requested by the Board. No such request was ever made. Since no request was made and no search conducted, on October 22, 1998, the agreement was formally rescinded by the parties.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities ("ten-percent holders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely on review of the copies of such forms furnished to the Company, the Company believes that, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors, and ten-percent holders were satisfied.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT,
                           BOARD MEMBERS AND PROMOTERS

         Joseph N. Bongiovanni, III, the senior partner of the law firm Bongiovanni & Berger, is a director, Vice President and Secretary of the company. During the fiscal year ended December 31, 1997, Bongiovanni & Berger received $31,830 for legal services billed to the Company in 1997.

         John F. Kelley, a director of the Company, performed consulting services to the Company during 1997 by evaluating and negotiating strategic alliances on behalf of the Company as well as provided substantial ongoing administrative support functions, for which the Company issued to Mr. Kelley warrants on March 19, 1997 to purchase 100,000 shares of Common Stock at an exercise price of $7.50. On March 19, 1997, the closing price of the Common Stock was $8.50. In addition, the Company issued to Mr. Kelley warrants to purchase 100,000 shares of the Company's common stock on each of October 10, 1997 and January 14, 1998. The exercise prices of these warrants was $5.44 and $2.88, respectively, per share. On October 10, 1997 the exercise price of the stock option issued to Mr. Kelley on June 3, 1996, was reset, pursuant to the action of the Board of Directors, to $4.50 per share. Further, on January 14, 1998, the exercise price of the warrants issued to Mr. Kelley on March 19, 1997 and October 10, 1997 were reset, pursuant to the action of the Board of Directors, to $2.88 per share.

         On August 25, 1998, pursuant to action by the Board of Directors, Mr. Kelley was appointed Chief Negotiator for the Company and on September 4, 1998 entered into an agreement in which the Company will issue a warrant for 200,000 shares of common stock at $1.25 that is conditional upon the signing of an agreement with a potential strategic partner.

         In June 1998, Mr. Kelley participated in the private placement of $1,550,000 of the Company's convertible debentures. Mr. Kelley purchased $100,000 of convertible debentures which bear an interest rate of 4% and are convertible into the Company's common stock at a price of $1.25.

         William A. Jolly, a director of the Company, is a partner of Fine Equities, Inc. ("Fine"). Fine was engaged by the Company to serve as the placement agent for a private placement of $5,000,000 of the Company's Common Stock (which was consummated on January 23, 1997), for which it received fees and a reimbursement of expenses approximating $345,000, together with warrants ("Warrants") to purchase 100,000 shares of Common Stock at an exercise price of $5.50 per share. Fine assigned Warrants to Mr. Jolly to purchase 5,000 shares of Common Stock.

         Gilbert M. White, a director of the Company, resigned as an officer of the Company on January 30, 1998. In connection with Mr. White's resignation, on January 14, 1998, the Company granted to Mr. White warrants to purchase 50,000 shares of the Company's stock at an exercise price of $2.88 per share as well as executed a consulting agreement with Mr. White whereby Mr. White shall provide insurance-related consulting services to the Company for a one year period at an hourly rate of $125.00 and a maximum payment to Mr. White of $65,000.

         John A. Botich, a director of the Company, resigned as an officer of the Company on July 31, 1997. In connection with Mr. Botich's retirement, the Company executed a consulting agreement with him for a six month period, whereby Mr. Botich would advise the Company on operational issues. In consideration for these services, Mr. Botich has been paid $50,000. The consulting agreement was renewed on January 14, 1998 for a six month period and again on July 31, 1998 with compensation increased to $60,000.

         Pasquale L. Vallone, a director of the Company, entered into an agreement to lend the Company $250,000 on May 29, 1998. The loan is unsecured for a period of 1 year with interest at prime rate. The loan is callable upon change of control of the Company, the signing of any significant licensing or joint venture agreement or any refinancing of the Company in excess of $500,000. As a further condition of the loan, the Company also agreed to issue 33,000 shares of common stock which is earned ratably over the period of 1 year that the full amount of the loan remains outstanding.

         James M. Donegan, Chairman of the Board, Chief Executive Officer, committed to a standby agreement to fund the Company up to $1.4 million should the necessity arise on March 27, 1998. Delayed payments from the Company's licensing agreement initiated such a necessity and the Company was informed by Mr. Donegan that he would be unable to satisfy the standby commitment in a timely manner. In light of its cash needs, the Company alternatively accepted a proposal from a third party for it to invest $1.5 million in convertible debentures of the Company, secured by the Company's patents and convertible at $1.25 per share.

         Vincent J. Papa, a director of the Company, is the Managing Director and General Counsel for P.M.G. Capital Corp., a wholly owned affiliate of the Pennsylvania Merchant Group. Pennsylvania Merchant Group was engaged by the Company to serve as placement agent of $1,550,000 of the Company's convertible debentures (which was consummated on June 29th and July 22nd of 1998), for which it received fees and a reimbursement of expense approximating $76,000.


                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the next annual meeting of stockholders, to be held in 1999, must be received by the Company at 2810 Bunsen Ave, Ventura, California 93003, by December 29, 1998.

                                       By Order of the Board of Directors



                                       Joseph N. Bongiovanni, III, Secretary

Dated: November 6, 1998

PROXY

                           THE MED-DESIGN CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS -- DECEMBER 15, 1998

     The undersigned hereby revokes all previous proxies for his shares and appoints James M. Donegan, Joseph N. Bongiovanni, III, and Gilbert M. White, and each of them, proxies of the undersigned with full power of substitution to vote all shares of the common stock, $.01 par value per share, of The Med-Design Corporation (the "Company") that the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at The Union League, Broad and Sansom Streets in Philadelphia, Pennsylvania, on December 15, 1998 at 9:00 A.M. local time, including any adjournments thereof, upon the matters set forth below.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS SPECIFIED AND IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED FOR THE PROPOSALS SET FORTH IN ITEMS 1 (INCLUDING ALL NOMINEES FOR DIRECTORS) AND 2 AND WITHIN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER PURSUANT TO ITEM 3.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. Election of Directors
   NOMINEES: James M. Donegan, John A. Botich, Joseph N. Bongiovanni, III, Gilbert M. White, John F. Kelley, William A. Jolly, Pasquale L. Vallone and Vincent J. Papa

/ / FOR                              / / WITHHOLD AUTHORITY
    all nominees listed above            to vote for all nominees listed above

________________________________________________________________________________
/ / FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

                  (Continued and to be signed on reverse side.)

2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1998.

             / / FOR             / / AGAINST             / / ABSTAIN

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

                                                  Dated: _________________, 1998

                                                  ______________________________
                                                            Signature

                                                  ______________________________
                                                            Signature

                                                  Note: please sign exactly as
                                                  your name appears on the
                                                  proxy. If signing for estates,
                                                  trusts or corporations, title
                                                  or capacity should be stated.
                                                  If shares are held jointly,
                                                  each holder must sign.

         PLEASE SIGN AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE.
                   NO POSTAGE REQUIRED IF MAILED IN THE U.S.